EXHIBIT 99.1

IDEXX Laboratories Elects Joseph L. (Jay) Hooley to Board of Directors

WESTBROOK, Maine, July 10, 2025 – IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced the election of Joseph L. (Jay) Hooley to the Company's Board of Directors, effective July 10, 2025.

"We are excited to welcome Jay to the IDEXX Board of Directors," said Lawrence D. Kingsley, the Company's Independent Non-Executive Board Chair. “Jay is an accomplished executive who brings extensive strategic thinking and financial leadership experience, along with investor perspective, from his tenure leading State Street during a period of global growth and technological transformation. Given his substantial public company board and corporate governance experience and his unique background and skills, which complement those of our other Board members, we are confident Jay will provide valuable insights that will contribute to our Board’s overall effectiveness."

"As a purpose-driven company, IDEXX has built a business model of enduring growth and exceptional long-term value creation through innovation in the highly attractive pet healthcare industry," said Mr. Hooley. "I am delighted to join the IDEXX Board and look forward to working closely with my fellow directors and the leadership team to support IDEXX’s mission to advance the standard of care for pets and deliver on our Purpose.”

Mr. Hooley is the former Chair and CEO of State Street Corporation. He served as the Chair of State Street from 2011 to 2019, the CEO from 2010 to 2018, and the President and Chief Operating Officer from 2008 to 2014. Prior to that, Mr. Hooley held several senior management positions at State Street during his nearly 20-year tenure at the company. He currently serves on the board of directors of Exxon Mobil Corporation, where he is the lead independent director, and the board of directors of Aptiv PLC. Mr. Hooley received his bachelor’s degree from Boston College.

With the addition of Mr. Hooley, the IDEXX Board of Directors now comprises ten directors, nine of whom are independent.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc., is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500® Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectations or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements. These statements are subject to risks, uncertainties, assumptions, and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of some of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are advised to review IDEXX’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at sec.gov and via IDEXX’s website at idexx.com).

Contact

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Investor Relations
investorrelations@idexx.com